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                                                                   EXHIBIT 21.01

                            SOUTHWEST GAS CORPORATION
                     LIST OF SUBSIDIARIES OF THE REGISTRANT

                              AT DECEMBER 31, 2001


                                                    STATE OF INCORPORATION
SUBSIDIARY NAME                                  OR ORGANIZATION TYPE

LNG Energy, Inc.                                           Nevada
Paiute Pipeline Company                                    Nevada
Northern Pipeline Construction Co.                         Nevada
Southwest Gas Transmission Company                   Partnership between
                                                  Southwest Gas Corporation
                                                 and Utility Financial Corp.
Southwest Gas Capital I                                   Delaware
Utility Financial Corp.                                    Nevada